EXHIBIT 99.1
KOPIN ENTERS INTO STRATEGIC RELATIONSHIP WITH GOERTEK INC.

•	Kopin to sell 7.3 million shares to Goertek for $23.9 million

•	Kopin and Goertek Enter into Product Development and Commercialization Agreements

WESTBOROUGH, Mass.-- January 3, 2017 -- (BUSINESS WIRE) -- Kopin Corporation (Nasdaq: KOPN), a leading developer of innovative wearable computing technologies and solutions, today announced it had entered into a strategic relationship with Goertek Inc. (“Goertek”), a leading innovative global technology company headquartered in Weifang China that provides vertically integrated total solutions and services to globally-renowned companies such as Samsung, Sony, Microsoft, Huawei and Xiaomi to name a few.
Under the terms of the stock sale agreement, Kopin will sell 7,339,000 shares of Kopin’s common stock to Goertek for US $23,851,750 ($3.25 per share). This represents approximately 9.8% of Kopin’s total outstanding shares of common stock. In addition Kopin and Goertek have entered into agreements to jointly develop and commercialize a range of technologies and wearable products. The goal of the partnership is to utilize Goertek’s industry-leading expertise in design and manufacturing to further develop and sell a range of wearable products incorporating Kopin technologies and components.
“Our partnership with Goertek will enable Kopin to leverage their world class capabilities to commercialize our innovative components and further improve our system products,” said Dr. John C.C. Fan, Kopin’s President and CEO. “In addition to our transmissive and reflective LCD products, we have developed our industry-leading Whisper® Voice Chip and most recently announced our OLED LightningTM microdisplay with 2048 x 2048 resolution with unique Pantile™ Optics which we will demonstrate at CES 2017 this week. We will work with Goertek to incorporate our Whisper Voice Chip and Lightning display into the product designs Goertek provides to its customers. We will also work closely with Goertek to develop system products for consumer mobile augmented reality (AR) and virtual reality (VR) markets.”

“We are excited with this strategic relationship with Kopin which has innovative technologies and products,” said Long Jiang, Goertek’s CEO. “Goertek is the world’s leading designer and manufacturer of VR/AR and other wearable products. This partnership with Kopin will enable us to provide our customers and partners with cutting edge technologies and products for better performance and designs in the fast growing wearable market.”
The stock sale is subject to standard closing conditions and is scheduled for completion by January 27, 2017.
About Goertek

Goertek Inc. was established in June 2001, and listed on the Shenzhen Stock Exchange in May, 2008. As a leading innovative high-tech company, Goertek’s main focuses consist of R&D, production and sales of electro-acoustic components, optical components, and smart hardware system products. Goertek provides vertically integrated total solutions and services to globally-renowned consumer electronics companies.. Goertek is one of the main high-end VR/AR ODM solutions providers in the world.
Since Goertek's establishment in 2001, Goertek has high performance with a consistent and rapid growth rate. By the end of 2015 sales revenue had exceeded over 13.7 billion RMB (total assets 19.2 billion RMB). By market share, Goertek is a top ranked company in the miniature microphone. For more information, please visit Goertek’s website at www.goertek.com.
About Kopin
Kopin Corporation is a leading developer and provider of innovative wearable technologies and solutions for integration into head-worn computing and display systems to military, industrial and consumer customers. Kopin’s technology portfolio includes ultra-small displays, optics, speech enhancement technology, system and hands-free control software, low-power ASICs, and ergonomically designed smart headset reference systems. Kopin’s proprietary components and technology are protected by more than 300 global patents and patents pending. For more information, please visit Kopin’s website at www.kopin.com.

Kopin, Whisper, Lightning, Pantile, and Solos are trademarks of Kopin Corporation.
Contact:
For Product Information:
Kopin Corportion
Paul Baker, 508-870-5959
VP Business Development
pbaker@kopin.com

For Investor Relations
Kopin Corporation
Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
rsneider@kopin.com
or
Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com
Forward-Looking Statements
Statements in this press release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to our statement that under the terms of the stock sale agreement the Company will sell 7,339,000 shares of the Company’s common stock for $23,851,750 ($3.25 per share); the Company and Goertek have entered into agreements to jointly develop and commercialize a range of technologies and wearable products; the goal of the partnership is to utilize Goertek’s industry leading expertise in design and manufacturing to further develop and sell wearable products incorporating the Company’s technologies and components; the Company’s partnership with Goertek will enable the Company to leverage Goertek’s world class capabilities to commercialize the Company’s innovative components and further improve the Company’s system products; the Company will work with Goertek to incorporate its Whisper Voice Chip and Lightning display into the product designs Goertek provides to its customers; the Company will also work closely with Goertek to develop system products for consumer mobile AR and VR markets; and the accelerating growth Goertek sees in the sale of wearable products. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: The sale of the stock to Goertek may not be completed; the Company and Goertek may not develop or commercialize any technology or products; the partnership may not develop and or sell wearable products based on the Company’s technologies and components; Goertek may not incorporate the Company’s components, Whisper Voice chip or Lightning Display in the product designs it provides to its partners and customers; the Company and Goertek may not develop system products for consumer mobile AR and VR markets; the wearable market may not grow fast; it may take longer than the Company estimates to develop products; the Company’s products may not be accepted by the market place; there may be issues that prevent the adoption or further development of the Company’s wearable computing technologies; manufacturing, marketing or other issues may prevent either the adoption or acceptance of products; the Company might be adversely affected by competitive products and pricing; new product initiatives and other research and development efforts may be unsuccessful; the Company could experience the loss of significant customers; costs to produce the Company’s products might increase significantly, or yields could decline; the Company’s customers might be unable to ramp production volumes of their products, manufacturing delays, technical issues, economic conditions or external factors may prevent the Company from achieving its goals; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 26, 2015, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company and only as of the date on which they are made. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this release.